Exhibit 3.32

CAS-515 (Rev. 1.84) MICHIGAN DEPARTMENT OF COMMERCE — CORPORATION AND SECURITIES BUREAU (FOR BUREAU USE ONLY) Date Received FILED JAN 211986 JAN 21 1986 Administrator MICHIGAN DEPARTMENT OF COMMERCE Corporation & Securities Bureau CERTIFICATE OF AMENDMENT TO THE ARTICLES OF INCORPORATION For use by Domestic Corporations (Please read instructions and Paperwork Reduction Act notice on last page) Pursuant to the provisions of Act 284, Public Acts of 1972, as amended (profit corporations), or Act 162, Public Acts of 1982 (nonprofit corporations), the undersigned corporation executes the following Certificate: The present name of the corporation is: The Vitamin Company, Inc. The corporation identification number (CID) assigned by the Bureau is: 1 7 9 — 0 3 5 The location of its registered office is: 117 Water Street Allegan Michigan 49010 (Street Address) (City) (ZIP Cod©) Article I of the Articles of Incorporation is hereby amended to read as follows: The name of the corporation is: Perrigo Company of South Carolina, Inc.

5. COMPLETE SECTION (a) IF THE AMENDMENT WAS ADOPTED BY THE UNANIMOUS CONSENT OF THE INCORPORATOR(S) BEFORE THE FIRST MEETING OF THE BOARD OF DIRECTORS OR TRUSTEES; OTHERWISE, COMPLETE SECTION (0) The foregoing) amendment to the Articles of Incorporation was duly adopted on the day of 19 In accordance with the provisions of the Act by the unanimous consent of the incorporator(s) before the first meeting of the board of directors or trustees. Signed this day of 19 (Signatures of all incorporators; type or print name under each signature) b. The foregoing amendment to the Articles of Incorporation was duly adopted on the 14th day of January 1986 The amendment: (check one of the following) was duly adopted in accordance with Section 611 (2) of the Act by the vote of the shareholders if a profit corporation, or by the vote of the shareholders or members if a nonprofit corporation, or by the vote of the directors if a nonprofit corporation organized on a nonstock directorship basis. The necessary votes were cast in favor of the amendment. ? was duly adopted by the written consent of all the directors pursuant to Section 525 of the Act and the corporation is a nonprofit corporation organized on a nonstock directorship basis. | was duly adopted by the written consent of the shareholders or members having not less than the minimum number of votes required by statute in accordance with Section 407(1) and (2) of the Act. Written notice to shareholders or members who have not consented in writing has been given. (Note: Written consent by less than all of the shareholders or members is permitted only if such provision appears in the Articles of Incorporation.) | was duly adopted by the written consent of all the shareholders or members entitled to vote in accordance with Section 407(3) of the Act. Signed this day of 1986 By William C. Swaney Chairman of the Board (Type or Print Name and Title)

CAS-515 (Rev. 1.84)

DOCUMENT WILL BE RETURNED TO NAME AND MAILING ADDRESS INDICATED IN THE BOX BELOW. Include name, street and number (or P.O. box), city, state and ZIP code.	Name of person or organization remitting fees: Law, Weathers & Richardson
John R. Nichols Law, Weathers & Richardson 500 Union Bank Building Grand Rapids, Michigan 49503	Preparer’s name and business telephone number: John R. Nichols (616) 459-1171

INFORMATION AND INSTRUCTIONS

1.	This form is issued under the authority of Act 284, P.A. of 1972, as amended, and Act 162, P.A. of 1982. The amendment cannot be filed until this form, or a comparable document, is submitted.

2.	Submit one original copy of this document. Upon filing, a microfilm copy will be prepared for the records of the Corporation and Securities Bureau. The original copy will be returned to the address appearing in the box above as evidence of filing.

Since this document must be microfilmed, it is important that the filing be legible. Documents with poor black and white contrast, or otherwise illegible, will be rejected.

3.	This document is to be used pursuant to the provisions of section 631 of the Act for the purpose of amending the articles of incorporation of a domestic profit or nonprofit corporation. A nonprofit corporation is one incorporated to carry out any lawful purpose or purposes not involving pecuniary profit or gain for its directors, officers, shareholders, or members. A nonprofit corporation organized on a nonstock directorship basis, as authorized by Section 302 of the Act, may or may not have members, but if it has members, the members are not entitled to vote.

4.	Item 2— Enter the identification number previously assigned by the Bureau. If this number is unknown, leave it blank.

5.	Item 4 — The entire article being amended must be set forth in its entirety. However, if the article being amended is divided into separately identifiable sections, only the sections being amended need be included.

6.	This document is effective on the date approved and filed by the Bureau. A later effective date, no more than 90 days after the date of delivery, may be stated.

7.	If the amendment is adopted before the first meeting of the board of directors, item 5(a) must be completed and signed in ink by all of the incorporators. If the amendment is otherwise adopted, item 5(b) must be completed and signed in ink by the president, vice-president, chairperson, or vice-chairperson of the corporation.

8. FEES: Filing fee (Make remittance payable to State of Michigan)	$10.00

Franchise fee for profit corporations (payable only if authorized capital stock has increased) — 1/2 mill (.0005) on each dollar of increase over highest previous authorized capital stock.

9.	Mail form and fee to:

Michigan Department of Commerce

Corporation and Securities Bureau

Corporation Division

P.O. Box 30054

Lansing, MI 48909

Telephone: (517) 373-0493

CAS.515 (Rev 1.84) MICHIGAN DEPARTMENT OF COMMERCE—CORPORATION AND SECURITIES BUREAU (FOR BUREAU USE ONLY) Dale Received F i L E D DEC 23 1985 JAN 21 1986 Administrator MICHIGAN DEPARTMENT Of COMMERCE Corporation & Sccurities Bureau CERTIFICATE OF AMENDMENT TO THE ARTICLES OF INCORPORATION For use by Domestic Corporations (Please read instructions and Paperwork Reduction Act notice on last page) Pursuant to the provisions of Act 284, Public Acts of 1972, as amended (profit corporations), or Act 162, Public Acts of 1982 (nonprofit corporations), the undersigned corporation executes the following Certificate: 1. The present name of the corporation is: THE VITAMIN COMPANY, INC. 2. The corporation identification number (CID) assigned by the Bureau is: l79 — 0 3 5 3. The location of its registered office is: 117 Water Street Allegan Michigan 49010 (Street Address) (ZIP Code) I. 4. A new Article VII is added to the Articles of Incorporation as follows: See attached insert

5. COMPLETE SECTION (a) IF THE AMENDMENT WAS ADOPTED BY THE UNANIMOUS CONSENT OF THE INCORPORATOR(S) BEFORE THE FIRST MEETING OF THE BOARD OF DIRECTORS OR TRUSTEES; OTHERWISE. COMPLETE SECTION (b) a. The foregoing amendment to the Articles of Incorporation was duly adopted on the day of 19 , in accordance with the provisions of the Act by the unanimous consent of the incorporator(s) before the first meeting of the board of directors or trustees. Signed this day of. 19 (Signatures of all incorporators; type or print name under each signature) b. [ | The foregoing amendment to the Articles of Incorporation was duly adopted on the day of 19 The amendment: (check one of the following) ] was duly adopted in accordance with Section 611 (2) of the Act by the vote of the shareholders if a profit corporation, or by the vote of the shareholders or members it a nonprofit corporation, or by the vote of the directors if a nonprofit corporation organized on a nonstock directorship basis. The necessary votes were cast in favor of the amendment. was duly adopted by the written consent of all the directors pursuant to Section 525 of the Act and the corporation is a nonprofit corporation organized on a nonstock directorship basis. was duly adopted by the written consent of the shareholders of members having not iess than the minimum number of votes required by statute in accordance with Section 407(1) and (2) of the Act. Written notice to shareholders or members who have not consented in writing has been given. (Note: Written consent by less than all of the shareholders or members is permitted only if such provision appears in the Articles of Incorporation.) was duly adopted by the written consent of aM the shareholders or members entitled to vote In accordance with Section 407(3) of the Act. Signed this day of December1985 By (Signature) William C. Swaney, Chairman of the Board (Type or Print Name and Title)

CAS-515 (Rev. 1.84)

DOCUMENT WILL BE RETURNED TO NAME AND MAILING ADDRESS INDICATED IN THE BOX BELOW. Include name, street and number (or P.O. box), city, state and ZIP code.	Name of person or organization remitting fees: Law, Weathers & Richardson

John R. Nichols Law, Weathers & Richardson 500 Union Bank Building Grand Rapids, Michigan 49503	Preparer’s name and business telephone number: John R. Nichols (616) 459-1171

INFORMATION AND INSTRUCTIONS

1.	This form is issued under the authority of Act 284, P.A. of 1972, as amended, and Act 162, P.A. of 1982. The amendment cannot be filed until this form, or a comparable document, is submitted.

2.	Submit one original copy of this document. Upon filing, a microfilm copy will be prepared for the records of the Corporation and Securities Bureau. The original copy will be returned to the address appearing in the box above as evidence of filing.

Since this document must be microfilmed, it is important that the filing be legible. Documents with poor black and white contrast, or otherwise illegible, will be rejected.

3.	This document is to be used pursuant to the provisions of section 631 of the Act for the purpose of amending the articles of incorporation of a domestic profit or nonprofit corporation. A nonprofit corporation is one incorporated to carry out any lawful purpose or purposes not involving pecuniary profit or gain for its directors, officers, shareholders, or members. A nonprofit corporation organized on a nonstock directorship basis, as authorized by Section 302 of the Act, may or may not have members, but if it has members, the members are not entitled to vote.

4.	Item 2—Enter the identification number previously assigned by the Bureau. If this number is unknown, leave it blank.

5.	Item 4 — The entire article being amended must be set forth in its entirety. However, if the article being amended is divided into separately identifiable sections, only the sections being amended need be included.

6.	This document is effective on the date approved and filed by the Bureau. A later effective date, no more than 90 days after the date of delivery, may be stated.

7.	If the amendment is adopted before the first meeting of the board of directors, item 5(a) must be completed and signed in ink by all of the incorporators. If the amendment is otherwise adopted, item 5(b) must be completed and signed in ink by the president, vice-president, chairperson, or vice-chairperson of the corporation.

8. FEES: Filing fee (Make remittance payable to State of Michigan)	$10.00

Franchise fee for profit corporations (payable only if authorized capital stock has increased) — 1/2 mill (.0005) on each dollar of increase over highest previous authorized capital stock.

9.	Mail form and fee to:

Michigan Department of Commerce

Corporation and Securities Bureau

Corporation Division

P.O. Box 30054

Lansing, MI 48909

Telephone: (517) 373-0493

VII

INDEMNIFICATION

1. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the corporation or its shareholders, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

2. The corporation shall indemnify any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against expenses, (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been finally adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

3. To the extent that a present or former director or officer of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Paragraphs 1 or 2 of this Article VII or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith.

4. Any indemnification under Paragraphs 1 or 2 of this Article VII (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because he has met the applicable standard of conduct set forth in Paragraphs 1 or 2 of this Article VII. Such determination shall be made (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (c) by the shareholders.

5. Expenses incurred in defending a civil or criminal action, suit or proceeding described in Paragraphs 1 or 2 of this Article VII may be paid by the corporation in advance of the final disposition of such action, suit or proceeding, as authorized in the manner provided in Paragraph 4 of this Article VII, upon receipt of an undertaking by or on behalf of the director or officer to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the corporation.

6. Nothing contained in this Article VII shall affect the rights to indemnification to which persons other than directors and officers may be entitled by contract or otherwise by law. The indemnification provided in this Article VII shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such person.

7. The corporation may indemnify any person for liability incurred by reason of the fact he is or was an employee or agent (but not a director or officer) of the corporation or is or was serving at the request of the corporation as an employee or agent (but not a director or officer of another corporation, partnership, joint venture, trust, or other enterprise whenever the board of directors deems it equitable or desirable that such indemnification be made.

8. The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have power to indemnify him against such liability under the foregoing provisions of this Article VII.

9. For the purpose of this Article VII, references to “the corporation” include all constituent corporations absorbed in a consolidation or merger and the resulting or surviving corporation, so that a person who is or was a director, officer, employee or agent of such constituent corporation or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise shall stand in the same position under the provisions of this Article VII with respect to the resulting or surviving corporation as he would if he had served the resulting or surviving corporation in the same capacity.

MICHIGAN DEPARTMENT Of COMMERCE—CORPORATION AND SECURITIES BUREAU (FOR BUREAU USE only) Date Received APR 91984 FILED APR 91984 MICHIGAN DEPARTMENT Cl- COMMERCE Corporation & Securities Burusu CERTIFICATE OF AMENDMENT TO THE ARTICLES OF INCORPORATION For use by Domestic Corporations (Please read instructions on last page before completing form) Pursuant to the provisions of Act 284, Public Acts of 1972, as amended (profit corporations), or Act 162, Public Acts of 1982 (nonprofit corporations), the undersigned corporation executes the following Certificate: 1. The name of the corporation is: The Vitamin Company 2. The corporation identification number (CID) assigned by the Bureau Is: 1 7 9 — 0 3 5 3. The location of its registered office is: 117 Water Street Allegan Michigan 49010 Address) “ ‘ (Cily) (ZIP Code) 1 Article of the Articles of Incorporation is hereby amended to read | as follows: The name of the corporation is: The Vitamin Company, Inc.

5. The foregoing amendment to the Articles of Incorporation was duly adopted on the 29th day of March 1984 in accordance with the provisions of the Act. This Amendment (Complete and execute either a or b below, but not both.) a was duly adopted by the unanimous consent of the Incorporator(s) before the first meeting of the board of directors or trustees, Signed this 29 th day of March 19 84 John R. Nichols (Signatures of all incorporators; type or print name under each signature) b. (Check one of the following) was duly adopted by the shareholders or members, or by the directors it it is a nonprofit corporation organized on a nonstock directorship basis, in accordance with Section 611(2) of the Act. The necessary votes were cast in favor of the amendment. was duly adopted by written consent of the shareholders or members having not less than the minimum number of votes required by statute in accordance with Section 407 (1) and (2) of the Act. Written notice to shareholders or members who have not consented in writing has been given. (Note; Written consent by less than all of the shareholders or members is permitted only if such provision appears in the Articles of Incorporation.) was duly adopted by written consent of all the shareholders or members entitled to vote in accordance with Section 407 (3) of the Act. Signed this day of . 19 By By signature)

CAS-515 (Rev. 1-83)

DOCUMENT WILL BE RETURNED TO NAME AND MAILING ADDRESS INDICATED IN THE BOX BELOW. Include name, street and number (or P.O. box), city, state and ZIP code.

James E. Christenson LAW, WEATHERS & RICHARDSON 500 Union Bank Building Grand Rapids, Michigan 49503	Telephone: Area Code 616 Number 459-1171

INFORMATION AND INSTRUCTIONS

1.	Submit one original copy of this document. Upon filing, a microfilm copy will be prepared for the records of the Corporation and Securities Bureau. The original copy will be returned to the address appearing in the box above as evidence of filing.

Since this document must be microfilmed, it is important that the filing be legible. Documents with poor black and white contrast, or otherwise illegible, will be rejected.

2.	This document is to be used pursuant to the provisions of section 631 of the Act for the purpose of amending the articles of incorporation of a domestic corporation.

3.	Item 2—Enter the identification number previously assigned by the Bureau. If this number is unknown, leave it blank.

4.	Item 4—The entire article being amended must be set forth in its entirety. However, if the article being amended is divided into separately identified sections, only the sections being amended need be included.

5.	This document is effective on the date approved and filed by the Bureau. A later effective date, no more than 90 days after the date of delivery, may be stated.

6.	If the amendment is adopted before the first meeting of the board of directors, item 5(a) must be completed and signed in ink by all of the incorporators. If the amendment is otherwise adopted, item 5(b) must be completed and signed in ink by the president, vice-president, chairperson, or vice-chairperson of the corporation.

7.	FEES: Filing fee (Make remittance payable to State of Michigan) $10.00

Franchise fee for profit corporations (payable only if authorized capital stock has increased) — 1/2 mill (.0005) on each dollar of increase over highest previous authorized capital stock.

8.	Mail form and fee to:

Michigan Department of Commerce

Corporation and Securities Bureau

Corporation Division

P.O. Box 30054

Lansing, Michigan 48909

Telephone: (517) 373-0493

MICHIGAN DEPARTMENT OF COMMERCE — CORPORATION AND SECURITIES BUREAU (FOR BUREAU USE ONLY) Date Received Mar 19 1984 MAR 23 1984 CORPORATION IDENTIFICATION NUMBER ARTICLES OF INCORPORATION For use by Domestic Profit Corporations (Please read instructions on last page before completing form) Pursuant to the provisions of Act 284, Public Acts of 1972, as amended, the undersigned corporation executes the following Articles: Article 1 The name of the corporation is: THE VITAMIN COMPANY Article II The purpose or purposes for which the corporation is organized is to engage in any activity within the purposes for which corporations may be organized under the Business Corporation Act of Michigan. Article III The total authorized capital stock is: Common Shares 1. Preferred Shares Par Value Per Share $ and/or shares without par value as follows: Common Shares 5/000,000 Stated Value Per Share $ 2. Preferred Shares Stated Value Per Share $ 1 \ 3. A statement of all or any of the relative rights, preferences and limitations of the shares of each class is as follows:

Article IV

1.	The address of the registered office is:

117 Water Street	Allegan	,	Michigan	49010
(Street Address)	(City)			(Zip Code)

2.	The mailing address of the registered office if different than above:

		,	Michigan
(P.O. Box)	(City)			(Zip Code)

3.	The name of the resident agent at the registered office is: Richard Hansen

Article V

The name(s) and address(es) of the incorporator(s) is (are) as follows:

Name	Residence or Business Address
James E. Christenson	500 Union Bank Building, Grand Rapids, MI 49503
John R. Nichols	500 Union Bank Building, Grand Rapids, MI 49503

Article VI (Optional. Delete if not applicable)

Any action required or permitted by the Act to be taken at an annual or special meeting of shareholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote thereon were present and voted.

Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to shareholders who have not consented in writing.

Use space below for additional Articles or for continuation of previous Articles. Please identify any Article being continued or added. Attach additional pages if needed.

I (We), the incorporator(s) sign my (our) name(s) this 16th day of March, 1984.

/s/ John R. Nichols

/s/ James E. Christenson

CAS-500 (Rev. 1-83)

DOCUMENT WILL BE RETURNED TO NAME AND MAILING ADDRESS INDICATED IN THE BOX BELOW. Include name, street and number (or P.O. box), city, state and ZIP code.

James E. Christenson LAW, WEATHERS & RICHARDSON 500 Union Bank Building Grand Rapids, Michigan 49503	Telephone: Area Code 616 Number 459-1171

INFORMATION AND INSTRUCTIONS

1.	Submit one original copy of this document. Upon filing, a microfilm copy will be prepared for the records of the Corporation and Securities Bureau. The original copy will then be returned to the address appearing in the box above as evidence of filing.

Since this document must be microfilmed, it is important that the filing be legible. Documents with poor black and white contrast, or otherwise illegible, will be rejected.

2.	This document is to be used pursuant to the provisions of Act 284, P.A. of 1972, by one or more persons for the purpose of forming a domestic profit corporation.

3.	Article I — The corporate name of a domestic profit corporation is required to contain one of the following words or abbreviations: “Corporation”, “Company”, “Incorporated”, “Limited”, “Corp.”, “Co.”, “Inc.”, or “Ltd.”.

4.	Article II — State, in general terms, the character of the particular business to be carried on. Under section 202(b) of the Act, it is sufficient to state substantially, alone or without specifically enumerated purposes, that the corporation may engage in any activity within the purposes for which corporations may be organized under the Act. The Act requires, however, that educational corporations state their specific purposes.

5.	Article III (2) — The Act requires the incorporators of a domestic corporation having shares without par value to submit in writing the amount of consideration proposed to be received for each share which shall be allocated to stated capital. Such stated value may be indicated either in item 2 of article III or in a written statement accompanying the articles of incorporation.

6.	Article IV — A post office box may not be designated as the address of the registered office. The mailing address may differ from the address of the registered office only if a post office box address in the same city as the registered office is designated as the mailing address.

7.	Article V — The Act requires one or more incorporators. The address(es) should include a street number and name (or other designation), city and state.

8.	The duration of the corporation should be stated in the articles only if the duration is not perpetual.

9.	This document is effective on the date approved and filed by the Bureau. A later effective date, no more than 90 days after the date of delivery, may be stated as an additional article.

10.	The articles must be signed in ink by each incorporator. The names of the incorporators as set out in article V should correspond with the signatures.

11.	FEES: Filing fee	$10.00

	Franchise fee — 1/2 mill (.0005) on each dollar of authorized capital stock, with a minimum franchise fee of	$25.00

	Total minimum fees (Make remittance payable to State of Michigan)	$35.00

12.	Mail form and fee to:

Michigan Department of Commerce

Corporation and Securities Bureau

Corporation Division

P.O. Box 30054

Lansing, MI 48909

Telephone: (517) 373-0493